UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 28, 2006
The York Water Company
(Exact Name of Registrant Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-690 (Commission File Number)	23-1242500 (I.R.S. Employer Identification No.)

130 East Market Street York, PA (Address of Principal Executive Offices)	17401 (Zip Code)
Registrant’s telephone number, including area code: (717) 845-3601
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendments to Articles of Incorporation and Bylaws
At its meeting on August 28, 2006, the Board of Directors (the “Board”) of The York Water Company (the “Corporation”) approved an amendment to its Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of the Corporation, amendments to the Articles and Bylaws of the Corporation (the “Bylaws”) to provide for the issuance of uncertificated shares of the Corporation’s stock and an amendment to the Bylaws regarding the Corporation’s charter territory. The Articles of Amendment to the Articles were filed with the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on August 30, 2006 and will become effective on September 11, 2006. The amendment to the Bylaws will also become effective on September 11, 2006.
Specifically, the first sentence of Article V of the Articles was amended to read in its entirety as follows:
“The aggregate number of shares which the Corporation shall have authority to issue is 47,000,000 shares, divided into 46,500,000 shares of Common Stock, without par value, and 500,000 shares of Series Preferred Stock, without par value.”
Prior to this amendment, the Corporation was authorized to issue up to 31,500,000 shares, divided into 31,000,000 shares of Common Stock and 500,000 shares of Series Preferred Stock.
In addition, the following paragraph was inserted at the end of Article V of the Articles:
“Any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that any shares represented by a certificate that are issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.”
The Articles, as amended and restated, are being filed as Exhibit 3.1 to this Current Report on Form 8-K and are hereby incorporated herein by reference.
Article IV of the Corporation’s Bylaws was amended to include a new Section 6.06, which reads in its entirety as provided below:
“Section 6.06. Uncertificated Shares Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class or series shall be identical. Notwithstanding anything herein to the contrary, the provisions of Sections 6.01 through 6.03 and 6.05 hereof shall be inapplicable to uncertificated shares and in lieu thereof the board of directors shall adopt alternative procedures for registration of transfers.”
The first sentence of Section 9.08 of the Bylaws was amended to read in its entirety as follows:
“The board of directors may at any time and from time to time make voluntary amendments to the Charter Territory (pursuant to appropriate resolutions duly entered upon the Minutes of the corporation) in the Commonwealth of Pennsylvania, as they deem prudent and appropriate.”
Prior to this amendment, the first sentence of Section 9.08 read as follows:
“The board of directors may at any time and from time to time make voluntary amendments to the Charter Territory (pursuant to appropriate resolutions duly entered upon the Minutes of the corporation) in York County, Commonwealth of Pennsylvania, as they deem prudent and appropriate.”
The Corporation’s amended and restated Bylaws are being filed as Exhibit 3.2 to this Current Report on Form 8-K and are hereby incorporated herein by reference.

Item 8.01.	Other Events.
Also at its meeting on August 28, 2006, the Board ratified its prior resolution to effect a three-for-two stock split of the Corporation’s Common Stock in the nature of a distribution. The Corporation received approval for the stock split from the Pennsylvania Public Utility Commission on August 17, 2006. The stock split will be effected in the form of a distribution payable on September 11, 2006 to the holders of Common Stock of record as of September 1, 2006.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
3.1	Amended and Restated Articles of Incorporation of The York Water Company, to be effective on September 11, 2006

3.2	Bylaws of The York Water Company, to be effective on September 11, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YORK WATER COMPANY
Date: August 30, 2006	By:	JEFFREY S. OSMAN
Jeffrey S. Osman
President

EXHIBIT INDEX

Exhibit Number	Document
3.1	Amended and Restated Articles of Incorporation of The York Water Company, to be effective on September 11, 2006

3.2	Bylaws of The York Water Company, to be effective on September 11, 2006